UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2010
_______________________

Sysco Corporation
(Exact name of registrant as specified in its charter)
_________________________

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099
(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A
(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5    Corporate Governance and Management

Item 5.07    Submission of Matters to a Vote of Security Holders.

Sysco Corporation (“Sysco” or the “Company”) held its 2010 Annual Meeting of Stockholders on November 12, 2010.  Four directors, John M. Cassaday, Manuel A. Fernandez, Hans-Joachim Koerber and Jackie M. Ward were elected for a three-year term.  Directors whose terms continued after the meeting included Judith B. Craven, William J. DeLaney, Larry C. Glasscock, Jonathan Golden, Joseph A. Hafner, Jr., Nancy S. Newcomb, Phyllis S. Sewell, and Richard G. Tilghman.

Other matters voted on included:
•	Approval of an amendment to the Sysco Corporation 1974 Employees’ Stock Purchase Plan to reserve 5,000,000 additional shares of Sysco Corporation common stock for issuance under the Plan; and
•	Ratification of the appointment of Ernst & Young LLP as our independent accountants for fiscal 2011.

The final voting results were as follows:

	Number of Votes Cast
Matter Voted Upon	For	Against/ Withheld	Abstain	Broker Non-Votes
Election of Directors Class II
John M. Cassaday	354,937,807	70,066,688	2,589,353	81,809,293
Manuel A. Fernandez	357,572,900	67,341,425	2,679,523	81,809,293
Hans-Joachim Koerber	396,279,510	30,685,274	629,064	81,809,293
Jackie M. Ward	355,289,655	69,702,809	2,601,384	81,809,293
Authorization of Amendment to 1974 Employees’ Stock Purchase Plan	411,572,467	15,216,071	805,310	81,809,293
Ratification of Independent Accountants	496,765,151	11,636,229	1,001,761	n/a

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: November 15, 2010	By:	/s/ Michael C. Nichols
Michael C. Nichols
Senior Vice President, Administration,
General Counsel and Corporate Secretary